UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2006

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Curative Health Services, Inc. (the “Company”) and its subsidiaries entered into a second amendment to the Plan Support Agreement, a second amendment to the Forbearance Agreement, and Election and Subscription Agreements, each as further described below.

Amendment to Plan Support Agreement

As previously announced on its Form 8-K filed on December 5, 2005, the Company, together with its subsidiaries, entered into a Plan Support Agreement, dated December 2, 2005 (the “Plan Support Agreement”), with holders of approximately 80% in principal amount of Curative’s $185,000,000 10.75% Senior Notes due 2011 (the “Senior Notes”).  Pursuant to the Plan Support Agreement, the holders of Senior Notes who are parties thereto (the “Supporting Noteholders”) agreed to support a consensual financial restructuring of the Company pursuant to a prepackaged plan of reorganization of the Company under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), on the terms and conditions set forth in the Support Agreement.  The Plan Support Agreement was amended on December 14, 2005, as previously announced by the Company on its Form 8-K filed on December 14, 2005.

The Company and its subsidiaries entered into a Second Amendment to the Plan Support Agreement, dated February 3, 2006 (the “Support Amendment”), pursuant to which the Supporting Noteholders agreed to support a consensual financial restructuring of the Company pursuant to the Plan (as defined below).  The Support Amendment extends (i) the date by which the final terms of the Plan must be agreed, from December 21, 2005 to February 6, 2006, (ii) the date by which the prepetition solicitation must commence, from December 23, 2005 to February 6, 2006, (iii) the date by which the Plan must be filed with the Bankruptcy Court, from January 31, 2006 to March 15, 2006, and (iv) the date by which an order confirming the Plan must be entered by the Bankruptcy Court, from April 30, 2006 to June 30, 2006.  The Support Amendment also extends the date on which the Plan Support Agreement will automatically terminate, from May 31, 2006 to July 31, 2006.  A copy of the Support Amendment is attached hereto as Exhibit 10.1.

Amendment to Forbearance Agreement

As previously announced on its Form 8-K filed on December 5, 2005, the Company and its subsidiaries entered into a Forbearance Agreement, dated December 1, 2005 (the “Forbearance Agreement”), with General Electric Capital Corporation (“GE Capital”).  Pursuant to the Forbearance Agreement, GE Capital and the other lenders (the “Lenders”) under its existing Senior Secured Credit Facility (the “GE Facility”) with GE Capital, which is governed by a Credit Agreement dated April 23, 2004 (as amended, the “Credit Agreement”), agreed to forbear from exercising remedies on account of the cross-default under the Credit Agreement arising from failure by the Company to pay interest on the Senior Notes.  The Forbearance Agreement was amended as of December 23, 2005, as previously announced by the Company on its Form 8-K filed on January 4, 2006.

On January 31, 2006, the Company and its subsidiaries received an executed Second Amendment to the Forbearance Agreement, dated as of January 30, 2006 (the “Forbearance Amendment”).  Pursuant to the Forbearance Amendment, GE Capital and the Lenders agreed to extend the date by which the Company must commence the solicitation of votes to accept or reject the Plan, from January 31, 2006 to February 3, 2006.  GE Capital and the Lenders have subsequently extended such date to February 6, 2006.  A copy of the Forbearance Amendment is attached hereto as Exhibit 10.2.

Election and Subscription Agreements

The Company entered into Election and Subscription Agreements, dated February 3, 2006 (the “Election and Subscription Agreements”), with each of Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd. (collectively, the “Subscription Parties”).  Curative issued non-certificated subscription rights (the “Rights”) to the Subscription Parties, entitling the Subscription Parties to purchase in aggregate up to 3,719,138 shares of New Curative Common Stock on the effective date of the Plan (the “Effective Date”) at an aggregate purchase price not to exceed $17,601,739 (3,719,138 shares would  represent approximately 21.2% of the issued and outstanding shares of New Curative Common Stock on the Effective Date, subject to dilution from the issuance of New Curative Common Stock as described in the Plan).

Pursuant to the Election and Subscription Agreements, the Subscription Parties have agreed to:  (i) exercise to the fullest extent possible their respective options to elect to be treated as Electing Senior Noteholders under the Plan (as described below under the caption “New Curative Stock Election”) in respect of their Senior Note Claims and (ii) exercise their Rights to subscribe for shares of New Curative Common Stock, in such amount and at such price per share as set forth in their respective Election and Subscription Agreements.  The price per share of the New Curative Common Stock under the Plan is approximately $4.73, as set forth on Exhibit G to the Plan.  A form of the Election and Subscription Agreements is attached hereto as Exhibit 10.3.

AIG Global Investment Corp. (“AIG”) has committed to be an Electing Senior Noteholder under the Plan and has the right to subscribe to the Rights Offering by executing a Election and Subscription Agreement at any time prior to the date that is five days prior to the voting deadline under the Plan.  AIG has agreed to exercise its option to elect (as described in (i) above) and has the right to enter into a Subscription Agreement with the Company at any time prior to the date that is five days prior to the Voting Deadline.  If AIG does not execute a Subscription Agreement, the shares of New CURE Stock that AIG would have subscribed for if it were to exercise its subscription right will be subscribed for by Barclays Bank PLC, BlackRock Financial Management, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The number of shares of New Curative Common Stock that the Subscription Parties will be entitled to purchase upon exercise of their Rights will depend on how many holders of Senior Notes elect to become Electing Senior Noteholders (as described under the caption “New Curative Stock Election” below).  If there are no other Electing Senior Noteholders, the Supporting Noteholders (and AIG, as applicable), as Electing Senior Noteholders and Rights Holders will own 100% of the New CURE Stock, subject to dilution as described in the Plan.  The proceeds from the Subscription Parties’ exercise of the Rights will be used to fund a substantial majority of the cash distributions under the Plan to holders of Senior Notes who do not elect to become Electing Senior Noteholders.

The Company’s, and each of the Subscription Parties’, obligations under the Election and Subscription Agreements are subject to the terms and conditions set forth therein.  The obligations of each Subscription Party under the Election and Subscription Agreements are several, and not joint, and no Subscription Party will be obligated to purchase any shares of New Curative Common Stock that any other Subscription Party agreed to purchase under its respective Subscription Agreement, but failed to purchase, in breach of such other Subscription Party’s obligations under its respective Subscription Agreement.  Accordingly, if one or more of the Subscription Parties fails to purchase shares of New Curative Common Stock in breach of its obligations under its respective Subscription Agreement, the Company may need to seek an alternative source for the funds that would have otherwise been provided by such defaulting Subscription Party.  If the Company was unable to procure such replacement funds, its ability to consummate the Plan may be impaired.

Item 8.01  Other Events.

DIP Commitment Letter

On Monday, January 30, 2006, the Company and its subsidiaries entered into a commitment letter, dated January 30, 2006 (the “DIP Commitment Letter”), with GE Capital, pursuant to which GE Capital agreed that it and other lenders acceptable to it will provide a senior secured superpriority debtor in possession revolving credit facility of up to $45 million (the “DIP Financing”) to the Company and its subsidiaries.  The DIP Commitment Letter outlines the key terms of the DIP Financing.  GE Capital’s commitment is subject to certain conditions and the execution and delivery of definitive legal documentation acceptable to it that incorporates, without limitation, the terms set forth in the DIP Commitment Letter.  A summary of key terms of the DIP Commitment Letter is set forth in Section VII.C of the Disclosure Statement (as defined below).

Commencement of Solicitation of Plan of Reorganization

On February 6, 2006, the Company commenced the solicitation of votes to accept or reject the Prepackaged Joint Plan of Reorganization of the Company and its Subsidiaries, dated February 6, 2006 (the “Plan”) from the holders, as of February 8, 2006 (the “Voting Record Date”), of Senior Notes and other general unsecured claims against the Company and its subsidiaries as described in the Plan.  A copy of the Disclosure Statement With Respect to the Plan, dated February 6, 2006 (the “Disclosure Statement”), is attached hereto as Exhibit 99.1, and a copy of the Plan is attached as Exhibit A to the Disclosure Statement.  All information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, as a result of the actions of the Bankruptcy Court or third parties, or otherwise.

The solicitation period will expire on March 13, 2006.  At the end of the solicitation period, the Company and its subsidiaries intend to implement the Plan by promptly commencing a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code if they receive the necessary votes to confirm the Plan.  At a meeting of the Company’s Board of Directors held on February 3, 2006, the Board ratified, confirmed and approved the Plan and the Disclosure Statement, and authorized the Company to commence the solicitation in respect thereof.

Based on the Plan Support Agreement, the Company believes it has the support of the requisite body of holders of the Senior Notes necessary to implement the Plan.  Except as described below, the terms of the Plan are consistent in all material respects with the terms contemplated by the Plan Support Agreement as described in the Form 8-K filed by the Company on December 5, 2005 (the “December 5, 2005 Terms”).

•      New Curative Stock Election.  Under the December 5, 2005 Terms, each holder of Senior Notes would have received, in exchange for its total claim (including principal and interest as of the Petition Date), its pro rata share of 100% of the fully diluted new common stock of reorganized Curative (the “New Curative Common Stock”) and $27.75 million in cash to be raised by the Company through the incurrence of additional indebtedness in the form of second-lien notes or as part of a larger senior credit facility.  Under the Plan, each holder of Senior Notes who is not an Electing Senior Noteholder (as defined below) will receive, in exchange for its total claim (including principal and interest as of the Petition Date), its pro rata share of cash in an amount not to exceed the Senior Noteholder Recovery (as defined in the Plan), and would not receive any shares of New Curative Common Stock.  The proceeds from the Subscription Parties’ exercise of the Rights will be used to finance a substantial majority of such cash distributions.  Each holder of Senior Notes who is eligible to become an Electing Senior Noteholder (i.e., a holder of at least $1 million in aggregate principal amount of Senior Notes and satisfies the other criteria set forth in the Plan) and who makes the requisite election (such holders, the “Electing Senior Noteholders”) will receive its pro rata share of the Cash Consideration (as defined in the Plan) and shares of New Curative Common Stock in exchange for its total claim (including principal and interest as of the Petition Date).

•      Rights Offering.  As described under the caption “Election and Subscription Agreements” in Item 1.01 above, the Company issued non-certificated subscription Rights to each Subscription Party under the Election and Subscription Agreements.  On the Effective Date and incident to and as part of the transactions that comprise the Plan, the Subscription Parties will be entitled to exercise the Rights to purchase shares of New Curative Common Stock on the terms and conditions set forth in the Election and Subscription Agreements.  The proceeds from the exercise of the Rights will be used to fund a substantial majority of the cash distributions under the Plan to the holders of Senior Notes who are not Electing Senior Noteholders.

•      Equity Ownership on Effective Date.  If there are no other Electing Senior Noteholders, the Supporting Noteholders will own 100% of the New Curative Common Stock, subject to dilution by the issuance of New Curative Common Stock as described in the Plan.

•      DIP Commitment.  The Debtors have received the DIP Commitment Letter, pursuant to which GE Capital has agreed to provide up to $45 million in DIP Financing that will be secured by all or substantially all of the as Debtors’ assets and a pledge of the equity interests of each of the Subsidiaries.  The DIP Financing will be used to pay, in full, all amounts outstanding under the GE Facility as of the date on which the Company and its subsidiaries commence their Chapter 11 reorganization cases, within 3 business days after the Bankruptcy Court’s entry of an interim order approving the DIP Financing or as soon as is reasonably practicable thereafter.  The DIP Financing also will be used to provide the Company and its subsidiaries with working capital during their Chapter 11 reorganization cases.

•      Old Curative Common Stock – No Warrants or Other Distributions.  Under the December 5, 2005 Terms, all existing shares of Curative common stock (the “Old Curative Common Stock”) would have been cancelled, and holders of Old Curative Common Stock would have received, subject to certain conditions including the consent of the holders of Senior Notes, equity warrants that were exercisable into shares of New Curative Common Stock.  The Plan continues to provide for the cancellation of all shares of Old Curative Common Stock.  Under the Plan, however, as a result of subsequent negotiations between the Company and the Supporting Noteholders that led to the Support Amendment and the formulation of the Plan, the holders of Old Curative Common Stock will not receive or be entitled to receive any equity warrants or other distribution under the Plan.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Second Amendment to Plan Support Agreement, dated February 3, 2006, by and among Curative, its subsidiaries, and the Supporting Noteholders.

	10.2	Second Amendment to Forbearance Agreement, dated January 30, 2006, by and among Curative, its subsidiaries, and GE Capital.

	10.3	Form of Election and Subscription Agreement, dated as of February 3, 2006, by and among the Company and the Subscription Parties.

	99.1	Disclosure Statement and Prepackaged Joint Plan of Reorganization of the Company and its Subsidiaries, dated February 6, 2006.*

*

We are furnishing under Item 8.01 of Form 8-K the information included as Exhibit 99.1 to this report. The Disclosure Statement and Plan of Reorganization attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 6, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Thomas Axmacher
Thomas Axmacher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Plan Support Agreement, dated February 3, 2006, by and among Curative, its subsidiaries, and the Supporting Noteholders.

10.2	Second Amendment to Forbearance Agreement, dated January 30, 2006, by and among Curative, its subsidiaries, and GE Capital.

10.3	Form of Election and Subscription Agreement, dated as of February 3, 2006, by and among the Company and the Subscription Parties.

99.1	Disclosure Statement and Prepackaged Joint Plan of Reorganization of the Company and its Subsidiaries, dated February 6, 2006.*

*              We are furnishing under Item 8.01 of Form 8-K the information included as Exhibit 99.1 to this report.  The Disclosure Statement and Plan of Reorganization attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.